                                                                  Exhibit Number
                                                                            99.1

[CHS LOGO] COMMUNITY HEALTH
           SYSTEM INC.

Investor Contact:  W. Larry Cash
                   Executive Vice President
                   and Chief Financial Officer
                   (615) 465-7000

                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
          FIRST QUARTER 2006 RESULTS WITH NET OPERATING REVENUES UP 13%

BRENTWOOD, TN. (April 26, 2006) -- Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the first quarter ended March 31, 2006.

      Net operating revenues for the quarter ended March 31, 2006, totaled $1.027 billion, a 13.0% increase compared with $908.3 million for the same period last year. Income from continuing operations increased 16.7% to $57.3 million, or $0.58 per share (diluted), on 98.2 million weighted average shares outstanding for the quarter ended March 31, 2006, compared with $49.1 million, or $0.52 per share (diluted), on 98.1 million weighted average shares outstanding for the same period last year. Net income increased to $54.0 million, or $0.55 per share (diluted), for the quarter ended March 31, 2006, compared with $36.0 million, or $0.39 per share (diluted), for the same period last year. Loss on discontinued operations for the quarter ended March 31, 2006, consists of an after-tax loss of approximately $3.2 million, or $0.03 per share (diluted), related primarily to the sale of one hospital in March of 2006, which was designated as being held for sale at December 31, 2005.

      The first quarter 2006 results include additional compensation expense of $3.2 million, or $0.02 per diluted share, resulting from stock-based compensation calculated under SFAS No. 123(R), "Share-Based Payment".

      Adjusted EBITDA for the first quarter of 2006 was $158.5 million, compared with $143.8 million for the same period last year, representing a 10.2% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the first quarter of 2006 was $90.8 million, compared with $148.7 million for the same period last year.

      The consolidated financial results for the quarter ended March 31, 2006, reflect a 4.6% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2006 and 2005. On a same-store basis, admissions decreased 2.4% and adjusted admissions decreased 0.9%, compared with the same period last year. The absence of a flu season and respiratory - related volume contributed to these decreases compared to a strong season last year. On a same-store basis, net operating revenues increased 6.8%, compared with the same period last year.

      Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. stated, "The first quarter marks a very strong start to 2006. For the first time in Community Health Systems' operating history, the Company exceeded $1 billion in quarterly revenues. In addition to our impressive top-line growth, we have compiled an enviable track record of consistently meeting our earnings targets. Our continued profitability and operating execution reflects our ability to leverage our proven centralized and standardized operating platform in our hospitals."

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 2
April 26, 2006

      On March 1, 2006, the Company completed the acquisition of Forrest City Hospital, a 118 bed acute care hospital located in Forrest City, Arkansas. The Company is the sole provider of acute care hospital services in the Forrest City, Arkansas, market.

      On April 1, 2006, the Company completed the acquisition of two hospitals from the Baptist Health System, Birmingham, Alabama: Baptist Medical Center - DeKalb (134 beds) located in Fort Payne, Alabama and Baptist Medical Center - Cherokee (60 beds) located in Centre, Alabama. Each hospital is the sole provider of hospital services in its community.

      "Our acquisition pace has continued to be strong and steady through the first quarter of this year," Smith added. "More importantly, with the definitive agreements we have pending and other active opportunities in our pipeline, the market looks very favorable for 2006. Our track record demonstrates that we are well positioned to make the most of these opportunities. We are very pleased with these trends in our business as we continue to build our portfolio of hospitals and extend our business model to more communities. We look forward to another successful year for Community Health Systems."

      Included on pages 9, 10 and 11 of this press release is a table setting forth selected information concerning the consolidated results of the Company for the year ended December 31, 2005, and updated projected consolidated operating results of the Company for the year ending December 31, 2006.

      Located in the Nashville, Tennessee, suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 73 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH".

      Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, April 27, 2006, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through May 27, 2006. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

      Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and, current reports on Form 8-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 3
April 26, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                 (Unaudited)
                    (In thousands, except per share amounts)


                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                          ---------------------------------
                                                               2006                2005(a)
                                                          ---------------   ---------------
Net operating revenues                                    $  1,026,562      $    908,263

Adjusted EBITDA (e)                                       $    158,458      $    143,782

Income from continuing operations                         $     57,254      $     49,079

Net income                                                $     54,038      $     35,988

Income from continuing operations
  per share-basic                                         $       0.59      $       0.56

Income from continuing operations
  per share-diluted                                       $       0.58(b)   $       0.52(c)

Net income per share - basic                              $       0.56      $       0.41

Net income per share - diluted                            $       0.55      $       0.39(c)

Weighted average number of shares
  outstanding - basic                                           96,552            87,926

Weighted average number of shares
  outstanding - diluted                                         98,209(d)         98,087(d)

Net cash provided by operating activities                 $     90,814      $    148,709

------------
(a) Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 144, the Company has restated the first quarter 2005 financial statements and statistical results to reflect the reclassification as discontinued operations of one hospital designated as being held-for-sale during the second quarter of 2005, which was subsequently sold in March of 2006. Four hospitals were previously classified as discontinued operations in 2005.

(b) Includes additional compensation expense of $0.02 per share (diluted) resulting from stock-based compensation calculated under SFAS No. 123(R) "Share-Based Payment". The Company adopted SFAS No. 123(R) beginning January 1, 2006, using the modified prospective application transition method.

(c) For purposes of calculating earnings per share for the quarter ended March 31, 2005, the convertible notes are dilutive and accordingly after tax interest expense of $2.2 million per quarter is excluded from the calculation of earnings and 8.6 million shares are added to the number of shares outstanding to calculate fully diluted earnings per share.

(d) Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. As of March 31, 2006, all of the convertible notes have been redeemed. 8,569,593 shares of common stock of the Company were issued upon conversion of the outstanding notes and $0.4 million of the notes were redeemed in exchange for cash. There was no impact on earnings per share (diluted) as a result of this conversion since weighted average number of shares outstanding-diluted for the three months ended March 31, 2005 included the shares issuable upon conversion of the convertible notes.

(Footnotes continued on next page.)

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 4
April 26, 2006

(e) EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company's portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company's ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company's compliance with some of the covenants under the Company's senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

      Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

      The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months ended March 31, 2006 and 2005 (in thousands):

                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                          ----------------------------
                                                              2006            2005
                                                          ------------    ------------
Adjusted EBITDA                                           $    158,458    $    143,782

Interest expense, net                                          (21,787)        (22,781)

Provision for income taxes                                     (36,298)        (31,238)

Loss from operations of hospitals sold and
   lease termination, net of taxes                                (657)         (5,473)

Depreciation and amortization of
   discontinued operations
                                                                    --           1,340
Other non-cash expenses, net
                                                                (1,299)             25
Net changes in operating assets and liabilities,
   net of effects of acquisitions
                                                                (7,603)         63,054
                                                          ------------    ------------
Net cash provided by operating activities                 $     90,814    $    148,709
                                                          ============   =============

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 5
April 26, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                    THREE MONTHS ENDED
                                                                          MARCH 31,
                                                               ----------------------------
                                                                   2006             2005
                                                               ------------    ------------
Net operating revenues                                         $  1,026,562    $    908,263
                                                               ------------    ------------
Operating expenses:
  Salaries and benefits                                             407,668         360,233
  Provision for bad debts                                           107,591          93,051
  Supplies                                                          122,820         112,656
  Other operating expenses                                          207,043         178,064
  Rent                                                                22,982          20,477
  Depreciation and amortization                                      42,506          39,797
  Minority interests in earnings                                        613             887
                                                               ------------    ------------
    Total expenses                                                  911,223         805,165
                                                               ------------    ------------
Income from operations                                              115,339         103,098
Interest expense, net                                                21,787          22,781
                                                               ------------    ------------
Income from continuing operations
  before income taxes                                                93,552          80,317
Provision for income taxes                                           36,298          31,238
                                                               ------------    ------------
Income from continuing operations                                    57,254          49,079
                                                               ------------    ------------
Discontinued operations, net of taxes;
  Loss from operations                                                 (657)         (5,473)
  Loss on sale of hospitals                                          (2,559)         (7,618)
                                                               ------------    ------------
Loss on discontinued operations                                      (3,216)        (13,091)
                                                               ------------    ------------
Net income                                                     $     54,038    $     35,988
                                                               ============    ============
Income from continuing operations per share-basic              $       0.59    $       0.56
                                                               ============    ============
Income from continuing operations per share-diluted            $       0.58    $       0.52
                                                               ============    ============
Net income per share - basic                                   $       0.56    $       0.41
                                                               ============    ============
Net income per share - diluted                                 $       0.55    $       0.39
                                                               ============    ============
Weighted average number of shares
 outstanding:
      Basic                                                          96,552          87,926
                                                               ------------    ------------
      Diluted                                                        98,209          98,087
                                                               ------------    ------------
Net Income per share calculation:
  Net income                                                   $     54,038    $     35,988
  Add - Convertible notes interest, net of taxes                        135           2,189
                                                               ------------    ------------
  Adjusted net income                                          $     54,173    $     38,177
                                                               ============    ============
Weighted average number of shares
 outstanding - basic                                                 96,552          87,926
  Add effect of dilutive securities:

      Stock awards                                                    1,068           1,579
      Convertible notes                                                 589           8,582
                                                               ------------    ------------
Weighted average number of shares
  outstanding - diluted                                              98,209          98,087
                                                               ============    ============

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 6
April 26, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                              --------------------------------------------------------------------
                                                             CONSOLIDATED                   SAME-STORE
                                              -----------------------------------   ------------------------------
                                                  2006          2005     % CHANGE     2006       2005     % CHANGE
                                              -------------   --------   --------   --------   --------   --------
Number of hospitals (at end of period)                   71         67                    67         67
Licensed beds (at end of period)                      8,074      7,580                 7,509      7,580
Beds in service (at end of period)                    6,528      6,175                 6,183      6,175
Admissions                                           78,966     75,490        4.6%    73,703     75,490       -2.4%
Adjusted admissions                                 143,168    134,513        6.4%   133,266    134,513       -0.9%
Patient days                                        333,249    319,499        4.3%   310,266    319,499       -2.9%
Average length of stay (days)                           4.2        4.2                   4.2        4.2
Occupancy rate (average beds in service)               57.0%      58.7%                 56.9%      58.7%
Net operating revenues                        $   1,026,562   $908,263       13.0%  $970,036   $908,153        6.8%
Net inpatient revenue as a % of
          total net operating revenues                 50.9%      51.9%                 50.9%      51.9%
Net outpatient revenue as a % of
          total net operating revenues                 47.8%      47.0%                 47.8%      47.0%
Income from operations                        $     115,339   $103,098       11.9%  $114,810   $103,302       11.1%
Income from operations as a
          % of net operating revenues                  11.2%      11.4%                 11.8%      11.4%

Depreciation and amortization                 $      42,506   $ 39,797              $ 40,344   $ 39,628

Minority interest in earnings                 $         613   $    887              $    958   $    887

Liquidity Data:
Adjusted EBITDA                               $     158,458   $143,782       10.2%

Adjusted EBITDA as a % of net
   operating revenues                                  15.4%      15.8%

Net cash provided by operating activities     $      90,814   $148,709

Net cash provided by operating activities as
    a % of net operating revenue                        8.8%      16.4%

----------
Continuing operating results and statistical data exclude discontinued operations for all periods presented.

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 7
April 26, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (in thousands)


                                                                                       MARCH 31,      DECEMBER 31,
                                                                                         2006            2005
                                                                                    --------------   --------------
ASSETS
Current assets
     Cash and cash equivalents                                                      $      111,951   $      104,108
     Patient accounts receivable, net of allowance for doubtful accounts of
         $340,847 and $346,024 at March 31, 2006 and December 31, 2005,
         respectively                                                                      699,067          656,029
     Supplies                                                                               94,864           95,200
     Deferred income taxes                                                                   4,128            4,128
     Prepaid expenses and taxes                                                             32,445           33,377
     Other current assets                                                                   53,455           36,494
                                                                                    --------------   --------------
         Total current assets                                                              995,910          929,336
                                                                                    --------------   --------------
Property and equipment                                                                   2,175,228        2,128,639
     Less accumulated depreciation and amortization                                       (547,770)        (517,648)
                                                                                    --------------   --------------
           Property and equipment, net                                                   1,627,458        1,610,991
                                                                                    --------------   --------------
Goodwill                                                                                 1,267,557        1,259,816
                                                                                    --------------   --------------
Other assets, net                                                                          158,364          149,202
                                                                                    --------------   --------------
Total assets                                                                        $    4,049,289   $    3,949,345
                                                                                    ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Current maturities of long-term debt                                           $       19,284   $       19,124
     Accounts payable                                                                      158,190          189,940
     Current income taxes payable                                                           31,822           19,811
     Accrued interest                                                                       11,062            8,591
     Accrued liabilities                                                                   252,238          215,064
                                                                                    --------------   --------------
         Total current liabilities                                                         472,596          452,530
                                                                                    --------------   --------------
Long-term debt                                                                           1,516,269        1,648,500
                                                                                    --------------   --------------
Deferred income taxes                                                                      157,579          157,579
                                                                                    --------------   --------------
Other long-term liabilities                                                                139,818          126,159
                                                                                    --------------   --------------
Stockholders' equity
     Preferred stock, $.01 par value per share, 100,000,000 shares authorized,
         none issued                                                                             -                -
     Common stock, $.01 par value per share, 300,000,000 shares authorized;
         99,443,600 shares issued and 98,468,051 shares outstanding at March 31, 2006 and 94,539,837 shares issued and 93,564,288 shares
         outstanding at December 31, 2005                                                      994              945
     Additional paid-in capital                                                          1,334,789        1,208,930
     Treasury stock, at cost, 975,549 shares at March 31, 2006 and
         December 31, 2005                                                                  (6,678)          (6,678)
     Unearned stock-based compensation                                                           -          (13,204)
     Accumulated other comprehensive income                                                 20,491           15,191
     Retained earnings                                                                     413,431          359,393
                                                                                    --------------   --------------
         Total stockholders' equity                                                      1,763,027        1,564,577
                                                                                    --------------   --------------
Total liabilities and stockholders' equity                                          $    4,049,289   $    3,949,345
                                                                                    ==============   ==============

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 8
April 26, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                    ----------   ----------
                                                                                       2006          2005
                                                                                    ----------   ----------
Cash flows from operating activities
   Net income                                                                       $  54,038    $  35,988
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                    42,506       41,137
      Minority interest in earnings                                                       613          887
      Stock-based compensation expense                                                  3,651          496
      Loss on sale of hospitals                                                         3,937        6,295
      Excess tax benefits relating to stock-based compensation                         (4,360)           -
      Other non-cash expenses, net                                                       (590)        (471)
      Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
           Patient accounts receivable                                                (42,326)     (11,510)
           Supplies, prepaid expenses and other current assets                          2,798        1,849
           Accounts payable, accrued liabilities and income taxes                      28,371       66,025
           Other                                                                        2,176        8,013
                                                                                    ---------    ---------
      Net cash provided by operating activities                                        90,814      148,709
                                                                                    ---------    ---------

Cash flows from investing activities
   Acquisitions of facilities and other related equipment                             (17,448)     (24,854)
   Purchases of property and equipment                                                (39,704)     (33,166)
   Disposition of hospitals                                                               500       51,861
   Proceeds from sale of equipment                                                         34        2,131
   Increase in other assets                                                           (22,425)      (7,237)
                                                                                    ---------    ---------
      Net cash used in investing activities                                           (79,043)     (11,265)
                                                                                    ---------    ---------

Cash flows from financing activities
   Proceeds from exercise of stock options                                              1,919       15,958
   Excess tax benefits relating to stock-based compensation                             4,360            -
   Stock buy-back                                                                      (8,112)      (4,390)
   Deferred financing costs                                                               (16)        (749)
   Redemption of convertible notes                                                       (128)           -
   Proceeds from minority investors in joint ventures                                   3,060        1,383
   Redemption of minority investments in joint ventures                                  (530)        (290)
   Distributions to minority investors in joint ventures                                 (596)        (382)
   Borrowings under credit agreement                                                        -            -
   Repayments of long-term indebtedness                                                (3,885)     (13,025)
                                                                                    ---------    ---------
      Net cash provided by (used in) financing activities                              (3,928)      (1,495)
                                                                                    ---------    ---------

Net change in cash and cash equivalents                                                 7,843      135,949

Cash and cash equivalents at beginning of period                                      104,108       82,498
                                                                                    ---------    ---------
Cash and cash equivalents at end of period                                          $ 111,951    $ 218,447
                                                                                    =========    =========

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 9
April 26, 2006

                            REGULATION FD DISCLOSURE

      The following table sets forth selected information concerning the consolidated operating results of the Company for the year ended December 31, 2005, and the Company's updated projected consolidated operating results of the Company for the year ending December 31, 2006. These projections are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

      The following is provided as guidance to analysts and investors:

                                                                     2005
                                                           Actual Results Adjusted
                                                           for Pro-forma Effect                 2006
                                                                of Stock-Based               Projection
                                                            Compensation Expense               Range
                                                           -------------------------      -----------------
Net operating revenues (in millions)                               $ 3,738                $4,225 to $4,275
Adjusted EBITDA (in millions)                                      $   556                  $620 to $645
Income from continuing operations per share - diluted              $  1.91                $ 2.16 to $2.21
Same hospitals annual admissions growth                                2.1%                  1.0% to 2.0  %
Weighted average diluted shares (in millions)                         98.6                    99 to 100
Acquisitions of new hospitals                                            5                     5 to 7

Income from Continuing Operations Per Share - Diluted:
1st quarter ended March 31                                         $  0.50                $  0.58 (actual)
2nd quarter ending June 30                                         $  0.46                $  0.51 to $0.53
3rd quarter ending September 30                                    $  0.44                $  0.50 to $0.51
4th quarter ending December 31                                     $  0.51                $  0.56 to $0.58

      The following assumptions were used in developing the guidance provided above:

- For comparative purposes, the 2005 actual results have been restated to include pro-forma stock-based stock option compensation expense of $17.6 million, or $0.11 per share (diluted) as if SFAS No. 123(R) was adopted on January 1, 2005, and reflected in the Company's reported earnings for 2005. Adjusted EBITDA and income from continuing operations per share - diluted, as reported in 2005 were $573.2 million and $2.02 per share, respectively. The quarterly income from continuing operations per share-diluted, as reported in 2005 were $0.52 (1st qtr.), $0.49 (2nd qtr.), $0.47 (3rd qtr.) and $0.54 (4th qtr.).

- On January 1, 2006, the Company adopted SFAS No. 123(R), using the modified prospective application transition method. For the year ending December 31, 2006, the Company anticipates recognizing stock - based compensation expense of approximately $20 million, or $0.13 per diluted share as compared to $5 million, or $0.03 per diluted share recognized for the year ended December 31, 2005 under APB No. 25. Thus, the 2006 projected results does include additional stock - based compensation expense of $15 million, or $0.10 per diluted share.

- Expressed as a percentage of net operating revenue, provision for bad debts is projected to be approximately 10.2% to 10.5% for 2006.

-     Capital expenditures are as follows (in millions):

             Actual     Guidance
              2005        2006
             ------  -------------
Total         $ 200  $ 250 to $260

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 10
April 26, 2006

- Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.2% to 4.6% for 2006; however, this is a fixed cost and the percentages may vary as revenue varies. The adoption of FASB Interpretation No. 45-3 (Entitled Minimum Revenue Guarantees Granted to a Business or Its Owners), requiring the Company to begin capitalizing and amortizing certain elements of its physician recruitment costs, is not expected to have a material impact on earnings during 2006.

- Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.5% to 39.0% for 2006.

- The Company is exposed to London Inter-Bank Offer Rate ("LIBOR") based interest rates, which have been increasing over the past two years. The following is a summary of the three-month LIBOR rates at various dates:


             December 31, 2003  1.15188%
             December 31, 2004  2.56438%
             December 31, 2005  4.53625%
             March 31, 2006     5.00000%

      To partially offset the rise in LIBOR rates, the Company is currently a party to ten separate interest swap agreements to limit the effect of changes in interest rates on a portion of the Company's long-term borrowings. On each of the swaps, the Company receives a variable rate of interest based on the three-month LIBOR, in exchange for the payment by the Company of a fixed rate of interest. Currently, the Company pays on a quarterly basis a margin above LIBOR of 175 basis points for revolver loans and term loans under the senior secured credit facility. For the purpose of providing 2006 projection range guidance, the Company has assumed that future LIBOR rates for borrowings under the Company's $1.625 billion Senior Secured Credit Facility will increase based on market quotations of the forward yield curve and other economic forecasts.

- The following table reconciles adjusted EBITDA, as defined, to the Company's estimated net cash provided by operating activities as presented in the guidance shown on page 9:

                                                       2005
                                                  Actual Results
                                                 Adjusted for Pro-
                                                   forma Stock-
                                                      Based             2006 Projection
                                                   Compensation             Range
                                                     Expense            (in millions)
                                                -------------------    ------------------
Adjusted EBITDA .............................        $ 556              $ 620     $ 645
   Taxes and interest expense ...............         (209)              (226)     (235)
   Other non-cash expenses and net changes in
     operating assets and liabilities .......           64                 36        40
                                                -------------------     -----     -----
Net cash provided by operating activities ...        $ 411              $ 430     $ 450
                                                ===================     =====     =====

      The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing.

                                    - MORE -

CYH Announces First Quarter 2006 Results
Page 11
April 26, 2006

These factors include, among other things:

- general economic and business conditions, both nationally and in the regions in which we operate;

-     demographic changes;

- existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

-     legislative proposals for healthcare reform;

- the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

- our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

-     changes in inpatient or outpatient Medicare and Medicaid payment levels;

- uncertainty regarding the application of the Health Insurance Portability and Accountability Act of 1996 regulations;

- increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

- liability and other claims asserted against us, including self-insured malpractice claims;

-     competition;

- our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

- trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

-     changes in medical or other technology;

-     changes in generally accepted accounting principles;

- the availability and terms of capital to fund additional acquisitions or replacement facilities;

-     our ability to successfully acquire and integrate additional hospitals;

- our ability to obtain adequate levels of general and professional liability insurance;

-     potential adverse impact of known and unknown government investigations;

-     timeliness of reimbursement payments received under government programs;
      and

- the other risk factors set forth in our public filings with the Securities and Exchange Commission.

      The consolidated operating results for the quarter ended March 31, 2006, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

      The Company cautions that the projections for calendar year 2006 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

                                     - END -